                                   EXHIBIT 99
                                   ----------

                        SEC GUIDE 3 FINANCIAL INFORMATION

SELECTED CONSOLIDATED FINANCIAL DATA
================================================================================================================================

LOANS
--------------------------------------------------------------------------------------------------------------------------------

The following table sets forth the composition of Vista's loan portfolio as of the dates indicated:

                                                                                For The Years Ended December 31,

                                                              ------------------------------------------------------------------
          Amounts in Thousands                                   2001          2000          1999           1998         1997
          ------------------------------------------------    ----------    ----------    ----------     ----------   ----------
          Commercial, financial, agricultural loans
                         and lease financing                   $222,198      $212,158      $174,334       $136,449      $98,813
          Real estate - construction loans                        1,435         3,503           819            558          614
          Real estate - mortgage loans                          119,122       127,241       129,725        136,980      131,882
          Consumer loans                                         96,565       108,495       106,000         95,539       86,180
          ------------------------------------------------    ----------    ----------    ----------     ----------   ----------
                                 Total loans                   $439,320      $451,397      $410,878       $369,526     $317,489
          ================================================    ==========    ==========    ==========     ==========   ==========

The following table presents the percentage distribution of loans by category as of the dates indicated:

                                                                                For The Years Ended December 31,

                                                              ------------------------------------------------------------------
                                                                 2001          2000          1999           1998         1997
          ------------------------------------------------    ----------    ----------    ----------     ----------   ----------
          Commercial, financial, agricultural loans
                         and lease financing                      50.58%        47.00%        42.43%         36.93%       31.12%
          Real estate - construction loans                         0.33%         0.78%         0.20%          0.15%        0.19%
          Real estate - mortgage loans                            27.11%        28.18%        31.57%         37.07%       41.54%
          Consumer loans                                          21.98%        24.04%        25.80%         25.85%       27.15%
          ------------------------------------------------    ----------    ----------    ----------     ----------   ----------
                                 Total loans                     100.00%       100.00%       100.00%        100.00%      100.00%
          ================================================    ==========    ==========    ==========     ==========   ==========

The following table shows the maturity of loans in the specified categories of Vista's loan portfolio at December 31, 2001, and the amount of such loans with predetermined fixed rates or with floating or adjustable rates:

                                                                                 December 31, 2001
                                                              ------------------------------------------------------
                                                                             Maturing
                                                               Maturing       after
                                                                in one       one year     Maturing
                                                                 year        through        after
          Amounts in Thousands                                  or less     five years    five years       Total
          ------------------------------------------------    ----------    ----------    ----------     ----------
          Types of loans:
                   Commercial, financial, agricultural
                                loans and lease financing        $5,627       $19,415      $197,156       $222,198
                   Real estate - construction loans                 169             0         1,266          1,435
          ------------------------------------------------    ----------    ----------    ----------     ----------
                                 Total                           $5,796       $19,415      $198,422       $223,633
          ================================================    ==========    ==========    ==========     ==========

          Amount of such loans with:
                   Predetermined fixed rates                     $2,058       $14,172       $28,981        $45,211
                   Floating or adjustable rates                   3,738         5,243       169,441        178,422
          ------------------------------------------------    ----------    ----------    ----------     ----------
                                 Total                           $5,796       $19,415      $198,422       $223,633
          ================================================    ==========    ==========    ==========     ==========

SELECTED CONSOLIDATED FINANCIAL DATA
================================================================================

SECURITIES AVAILABLE FOR SALE
--------------------------------------------------------------------------------

The following tables present the maturities and the weighted average yields on a tax-equivalent basis for Vista's securities portfolio:

                                                                          For The Year Ended December 31, 2001
                                                         ---------------------------------------------------------------
                                                                                  After one but        After five but

                                                           Within one year       within five years      within ten years
                                                         -------------------    ------------------    -------------------
Amounts in Thousands

(Except Percentages)                                      Amount       Yield     Amount      Yield     Amount       Yield
--------------------------------------------------       ---------     -----    --------     -----    ---------     -----
U.S. Treasury                                            $   1,028     5.80%    $  3,187     5.73%    $       -         -
U.S. Government agencies and corporations                        0     0.00%       1,406     6.01%       17,270      6.25%
State and other political subdivisions                       3,859     5.05%       1,373     6.98%       10,372      6.62%
Other                                                        2,571     5.99%      14,467     6.43%        3,288      6.26%
--------------------------------------------------       ---------     -----    --------     -----    ---------     -----
                                  Total securities       $   7,458     5.48%    $ 20,433     6.33%    $  30,930      6.38%
==================================================       =========     =====    ========     =====    =========     =====

                                                           After ten years          No maturity              Total
                                                         -------------------     -----------------    -------------------
Amounts in Thousands

(Except Percentages)                                      Amount       Yield     Amount      Yield     Amount       Yield
--------------------------------------------------       ---------     -----    --------     -----    ---------     -----
U.S. Treasury                                            $       -        -      $     -        -     $   4,215      5.75%
U.S. Government agencies and corporations                  100,493     6.42%           -        -       119,169      6.39%
State and other political subdivisions                      20,053     6.82%           -        -        35,657      6.57%
Other                                                       16,424     7.04%       4,297     5.55%       41,047      6.54%
--------------------------------------------------       ---------     -----     -------     -----    ---------     -----
                                  Total securities       $ 136,970     6.55%     $ 4,297     5.55%    $ 200,088      6.44%
==================================================       =========     =====     =======     =====    =========     =====

                                                                          For The Year Ended December 31, 2000
                                                         ---------------------------------------------------------------
                                                                                 After one but        After five but

                                                           Within one year       within five years      within ten years
                                                         -------------------    ------------------    -------------------
Amounts in Thousands

(Except Percentages)                                       Amount      Yield      Amount     Yield     Amount       Yield
--------------------------------------------------       ---------     -----     -------     -----    ---------     -----
U.S. Treasury                                            $   3,007     5.62%     $ 5,129     5.90%    $       -         -
U.S. Government agencies and corporations                      979     7.00%       7,529     6.34%       13,520      6.61%
State and other political subdivisions                       1,180     6.06%       3,370     6.41%        3,707      6.93%
Other                                                          749     6.16%      11,808     6.38%        4,473      6.50%
--------------------------------------------------       ---------     -----     -------     -----    ---------     -----
                                  Total securities       $   5,915     6.00%     $27,836     6.28%    $  21,700      6.64%
==================================================       =========     =====     =======     =====    =========     =====

                                                           After ten years          No maturity              Total
                                                         -------------------     -----------------    -------------------
Amounts in Thousands

(Except Percentages)                                       Amount      Yield     Amount      Yield     Amount       Yield
--------------------------------------------------       ---------     -----    --------     -----    ---------     -----
U.S. Treasury                                            $       -        -      $     -        -     $   8,136      5.80%
U.S. Government agencies and corporations                  100,532     6.88%           -        -       122,560      6.82%
State and other political subdivisions                      28,770     6.75%           -        -        37,027      6.72%
Other                                                        7,046     8.24%       3,426     6.14%       27,502      6.84%
--------------------------------------------------       ---------     -----     -------     -----    ---------     -----
                                  Total securities       $ 136,348     6.92%     $ 3,426     6.14%    $ 195,225      6.76%
==================================================       =========     =====     =======     =====    =========     =====
















                                                                       For The Year Ended December 31, 1999
                                                         ---------------------------------------------------------------
                                                                                 After one but          After five but

                                                           Within one year       within five years      within ten years
                                                         -------------------    ------------------    -------------------
Amounts in Thousands

(Except Percentages)                                      Amount       Yield     Amount      Yield     Amount       Yield
--------------------------------------------------       ---------     -----    --------     -----    ---------     -----
U.S. Treasury                                            $   1,998     5.86%     $ 8,000     5.62%    $       -         -
U.S. Government agencies and corporations                    2,993     5.74%       4,802     5.56%       20,501      6.68%
State and other political subdivisions                       3,093     5.99%       5,862     6.93%        3,270      7.37%
Other                                                        2,770     6.55%       8,223     6.03%        5,213      6.84%
--------------------------------------------------       ---------     -----     -------     -----    ---------     -----
                                  Total securities       $  10,854     6.04%     $26,887     6.02%    $  28,984      6.79%
==================================================       =========     =====     =======     =====    =========     =====

                                                            After ten years         No maturity              Total
                                                         -------------------     -----------------    -------------------
Amounts in Thousands

(Except Percentages)                                      Amount      Yield       Amount   Yield      Amount      Yield
--------------------------------------------------       ---------     -----    --------     -----    ---------     -----
U.S. Treasury                                            $       -        -      $     -        -     $   9,998      5.67%
U.S. Government agencies and corporations                   99,411     6.80%           -        -       127,707      6.71%
State and other political subdivisions                      27,617     7.23%           -        -        39,842      7.10%
Other                                                        4,524     7.00%       3,998     6.19%       24,728      6.46%
--------------------------------------------------       ---------     -----     -------     -----    ---------     -----
                                  Total securities       $ 131,552     6.90%     $ 3,998     6.19%    $ 202,275      6.70%
==================================================       =========     =====     =======     =====    =========     =====

Note:  At December 31, 2001, 2000 and 1999, all securities were classified as available for sale.

The above table groups mortgage-backed securities by category of issuer (see
Note 3 to the Consolidated Financial Statements in our Annual Report for more information.)

SELECTED CONSOLIDATED FINANCIAL DATA
================================================================================

NONACCRUAL, RESTRUCTURED AND PAST DUE LOANS
--------------------------------------------------------------------------------

The following table presents a summary of Vista's nonaccrual, restructured and past due loans as of the dates indicated:

                                                                                           For The Years Ended December 31,
                                                                             ------------------------------------------------------
     Amounts in Thousands                                                     2001        2000        1999         1998       1997
     ---------------------------------------------------------------         ------      ------      ------       ------     ------
     Nonaccrual, Restructured and Past Due Loans:


            Nonaccrual loans (1)                                             $2,245      $3,369      $2,672       $1,930     $2,915

            Restructured loans on accrual status                              1,114         465         580          495        299

            Accrual loans past due 90 days or more                                0          11          19          160         78
     ---------------------------------------------------------------         ------      ------      ------       ------     ------
                 Total nonaccrual, restructured and past due loans           $3,359      $3,845      $3,271       $2,585     $3,292
     ===============================================================         ======      ======      ======       ======     ======


     Other real estate                                                         $647        $704        $553       $1,112     $1,359
     ===============================================================         ======      ======      ======       ======     ======


     Interest income that would have been recorded

            under original terms                                               $665        $362        $225         $170       $255
     ===============================================================         ======      ======      ======       ======     ======


     Interest income recorded during the period                                $456        $264        $141          $81        $62
     ===============================================================         ======      ======      ======       ======     ======

     (1)  Includes nonaccrual restructured loans.
===============================================================================

DEPOSITS
-------------------------------------------------------------------------------

The following table presents average deposits by type and the average interest rates paid as of the dates indicated:

                                                                              For The Years Ended December 31,

                                                      ---------------------------------------------------------------------------
                                                               2001                        2000                      1999
                                                      ---------------------        --------------------       -------------------
                                                       Average      Average        Average      Average       Average     Average

        Amounts in Thousands (Except Percentages)      Balance       Rate          Balance       Rate         Balance       Rate
        -----------------------------------------      -------       ----          -------       ----         -------       ----


        Noninterest-bearing demand                    $ 68,718       0.00%         $ 65,689      0.00%       $ 63,231      0.00%

        Interest-bearing demand                        108,090       1.48%           94,636      1.80%         85,524      1.86%

        Savings                                        140,302       2.55%          135,988      3.00%        140,498      3.01%

        Time:

               Certificates less than $100,000         223,036       5.37%          228,425      5.64%        207,138      5.16%

               Certificates $100,000 and over           55,280       5.32%           55,669      5.95%         48,482      4.89%
        -----------------------------------------     --------       -----         --------      -----       ---------     -----
                            Total deposits            $595,426       3.37%         $580,407      3.79%       $544,873      3.46%
        =========================================     ========       =====         ========      =====       =========     =====






















A maturity schedule of Certificates $100,000 and over follows:                   Balances at Year Ended, December 31,
                                                                          -----------------------------------------------
        Amounts in Thousands                                               2001                   2000             1999
        -----------------------------------------                         --------               -------          -------
        3 months or less                                                  $ 14,657               $13,225          $17,797

        3 through 6 months                                                  12,618                14,338           11,583

        6 through 12 months                                                 11,075                26,624           14,387

        Over one year                                                       15,488                 3,973            7,337
        -----------------------------------------                         --------               -------          -------
               Total Certificates $100,000 and over                       $ 53,838               $58,160          $51,104

===============================================================================

BORROWED FUNDS
-------------------------------------------------------------------------------

The following table presents summarized information relating to borrowed funds as of the dates indicated:

                                                                              For The Years Ended December 31,

        Amounts in Thousands (Except Percentages)                              2001             2000           1999
        ----------------------------------------------------                  --------         -------        -------


        Balance at end of period                                              $39,064          $35,323        $30,835

        Weighted average interest rate at end of period                          2.36%            5.54%         4.74%

        Maximum amount outstanding

               at any month-end during the period                              $40,695         $40,915        $37,213

        Average amount outstanding during the period                          $ 33,641         $38,362        $24,392

        Weighted average interest rate during the period                          3.82%           5.31%          4.19%
        ====================================================                  ========         =======        =======

SELECTED CONSOLIDATED FINANCIAL DATA

ALLOWANCE FOR LOAN LOSSES

The following table presents a summary of Vista's loan loss experience as of the dates indicated:

                                                                                      For The Years Ended December 31,

                                                                        ------------------------------------------------------------
  Amounts in Thousands                                                      2001        2000        1999         1998        1997
----------------------------------------------------------------------  ----------- -----------  ----------- ----------- -----------
  Loans outstanding at end of period                                     $ 439,320   $ 451,397    $ 410,878   $ 369,526   $ 317,489
======================================================================  =========== ===========  =========== =========== ===========

  Average loans outstanding during the period                            $ 439,491   $ 440,673    $ 389,930   $ 342,676   $ 312,696
======================================================================  =========== ===========  =========== =========== ===========

  Allowance for loan losses:
                 Balance, beginning of period                            $   6,166   $   5,266    $   4,524   $   4,148   $   3,903

                 Loans charged off:
                                 Commercial, financial, agricultural
                                        loans and lease financing              272         156          158         115         139
                                 Real estate - construction loans                -           -            -           -           -
                                 Real estate - mortgage loans                  196          39           23         181         110
                                 Consumer loans                                369         258          201         243         487
----------------------------------------------------------------------  ----------- -----------  ----------- ----------- -----------
                                       Total loans charged off                 837         453          382         539         736

                 Recoveries:
                                 Commercial, financial, agricultural
                                      loans and lease financing                 93          37           19          30           1
                                 Real estate - construction loans                -           -            -           -           -
                                 Real estate - mortgage loans                    2           1           14          65         109
                                 Consumer loans                                 51          52           43          40          41
----------------------------------------------------------------------  ----------- -----------  ----------- ----------- -----------
                                      Total recoveries                         146          90           76         135         151

----------------------------------------------------------------------  ----------- -----------  ----------- ----------- -----------
                                      Net loans charged off                    691         363          306         404         585

                 Provision for loan losses                                     900       1,263        1,048         780         830

----------------------------------------------------------------------  ----------- -----------  ----------- ----------- -----------
                 Balance, end of period                                  $   6,375   $   6,166    $   5,266    $  4,524   $   4,148
======================================================================  =========== ===========  =========== =========== ===========

  Net loans charged off during the period as
                 a percent of average loans outstanding
                 during the period                                            0.16%       0.08%        0.08%       0.12%       0.19%
======================================================================  =========== ===========  =========== =========== ===========

The following table presents an allocation of Vista's allowance for loan losses as to indicated categories as of the dates indicated:

                                                                                     For The Years Ended December 31,
                                                                        ------------------------------------------------------------
  Amounts in Thousands                                                      2001        2000        1999         1998        1997
----------------------------------------------------------------------  ----------- -----------  ----------- ----------- -----------
  Commercial, financial, agricultural loans
                 and lease financing                                     $   4,244   $   4,106    $   3,276    $  2,908   $   1,972
  Real estate - construction loans                                               -           -            -           -           -
  Real estate - mortgage loans                                                 761         752          525         530         515
  Consumer loans                                                               925       1,038          889         789         706
  Unallocated                                                                  445         270          576         297         955
----------------------------------------------------------------------  ----------- -----------  ----------- ----------- -----------
                 Total allowance for loan losses                         $   6,375   $   6,166    $   5,266    $  4,524   $   4,148
======================================================================  =========== ===========  =========== =========== ===========

The following table presents the percentage distribution of Vista's allowance for loan losses by category:

                                                                                     For The Years Ended December 31,
                                                                        ------------------------------------------------------------
  Amounts in Thousands                                                      2001        2000        1999         1998        1997
----------------------------------------------------------------------  ----------- -----------  ----------- ----------- -----------
  Commercial, financial, agricultural loans
                 and lease financing                                         66.57%      66.59%       62.21%      64.28%      47.54%
  Real estate - construction loans                                            0.00%       0.00%        0.00%       0.00%       0.00%
  Real estate - mortgage loans                                               11.94%      12.20%        9.97%      11.72%      12.42%
  Consumer loans                                                             14.51%      16.83%       16.88%      17.44%      17.02%
  Unallocated                                                                 6.98%       4.38%       10.94%       6.56%      23.02%
----------------------------------------------------------------------  ----------- -----------  ----------- ----------- -----------
                 Total allowance for loan losses                            100.00%     100.00%     100.00%      100.00%     100.00%
======================================================================  =========== ===========  =========== =========== ===========

                                       93